THERMOGENESIS CORP. ANNOUNCES VOLUNTARY RECALL OF SELECTED LOTS OF AXP BAG SETS

RANCHO CORDOVA, CA, (February 22, 2008)—ThermoGenesis Corp. (NASDAQ: KOOL), said today that it has initiated a voluntary recall of certain lots of its AXP™ AutoXpress Platform™ (AXP) bag sets.

The Company said it has discovered in a document review process that some lots of the bag sets were distributed prior to the performance of pyrogen testing, which is a manufacturing release criterion.

The Company said that this recall is not the result of any customer complaints or reports of patient safety issues. The Company also believes that the potential for any contamination is low. What this means for AXP customers is they are being asked to return inventory from recalled lots for additional testing at ThermoGenesis and they may be required to perform an additional test before releasing a cord blood unit for transplant.

The Company is cooperating fully with the U.S. Food and Drug Administration and will provide updates as new information becomes available and if it believes there will be a potential material impact on the Company’s performance.

This press release, including statements regarding financial information for future periods, contain forward-looking statements, and such statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2008, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2008. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the
Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com